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                                                                      EXHIBIT 21

                              LIST OF SUBSIDIARIES

    The subsidiaries of the Registrant and their respective jurisdictions are as follows:

SUBSIDIARY                               JURISDICTION
---------------------------------------  ----------------------
Leiner Health Products FSC Inc.          Barbados
Leiner Health Services Corp.             Delaware
VH Holdings Inc.                         Manitoba (Canada)
Vita Health Products Inc.                Manitoba (Canada)
Westcan Pharmaceuticals Ltd.             Manitoba (Canada)
64804 Manitoba Ltd.                      Manitoba (Canada)